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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Corporate Office Properties Trust
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Corporate Office Properties Trust 401 City Avenue, Suite 615 Bala Cynwyd, Pennsylvania 19004-1126 Telephone 610-538-1800 Facsimile 610-538-1801 Website www.copt.com
To:	Our Shareholders
From:	Clay W. Hamlin, III
Subject:	Invitation to the Corporate Office Properties Trust 2003 Annual Meeting of Shareholders

        You are cordially invited to attend our 2003 Annual Meeting of Shareholders to be held at 10:00 a.m. on May 15, 2003, at The World Trade Center Baltimore, 401 East Pratt Street, Baltimore, Maryland 21202. At this year's meeting, you will be asked to elect three members of our Board of Trustees.

        In addition to the formal business to be transacted, we will make a presentation regarding our accomplishments in 2002 and other recent developments. You will also have the opportunity at this meeting to ask questions and make comments. Enclosed with this proxy statement are your proxy card and the 2002 Annual Report.

        I look forward to seeing you at the Annual Meeting.

Clay W. Hamlin, III Chief Executive Officer

Corporate Office Properties Trust 8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045-2272 Telephone 410-730-9092 Facsimile 410-740-1174 Website www.copt.com

March 31, 2003

Notice of Annual Meeting of Shareholders

Date: Thursday, May 15, 2003

Time:	10:00 a.m.
Place:	The World Trade Center Baltimore 401 East Pratt Street, 21st Floor Baltimore, MD

        We will hold our Annual Meeting of Shareholders on May 15, 2003 at 10:00 a.m. at The World Trade Center Baltimore. During the Annual Meeting, we will consider and take action on the following proposals:

1.
To elect three Trustees each for a term of three years; and

2.
To transact any other business properly brought before the Annual Meeting.

        You may vote at the meeting if you were a shareholder of record on March 24, 2003.

By order of the Board of Trustees

John H. Gurley
Senior Vice President, General Counsel and Secretary

PROXY STATEMENT

        This proxy statement and the accompanying proxy card are being mailed, beginning on or about March 31, 2003, to owners of common shares of beneficial interest of Corporate Office Properties Trust in connection with the solicitation of proxies by the Board of Trustees for our 2003 Annual Meeting of Shareholders. This proxy procedure is being used to permit all Corporate Office Properties Trust shareholders to vote since many may be unable to attend the Annual Meeting. The Board of Trustees encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

CONTENTS

General Information	2
Proposal 1—Election of Trustees	5
Our Board of Trustees	5
Our Executive Officers	8
Report of the Compensation Committee	9
Report of the Audit Committee	12
Fees Billed for Services Rendered by Principal Accountant	13
Common Shares Performance Graph	13
Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners	14
Section 16(a) Beneficial Ownership Reporting Compliance	15
Summary Compensation Table	16
Employment Agreements	17
Option Grants in Last Fiscal Year	19
Year End Option Value	19
Equity Compensation Plan Information	20
Certain Transactions	20
Independent Auditors	21
Annual Report on Form 10-K	21

General Information

        The questions and answers set forth below provide general information regarding this proxy statement and our Annual Meeting of Shareholders.

When are our Annual Report to shareholders and this proxy statement first being sent to shareholders?

        Our Annual Report to shareholders and this proxy statement are being sent to shareholders beginning on or about March 31, 2003.

What will shareholders be voting on?

  1.
  The election of three Trustees, each for a three-year term.

  2.
  Any other business that properly comes before the meeting for a vote.

Who is entitled to vote at the Annual Meeting and how many votes do they have?

        Common shareholders of record at the close of business on March 24, 2003 may vote at the Annual Meeting. Each share has one vote. There were 23,761,624 common shares outstanding on March 24, 2003.

How do I vote?

        You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our shareholders to enable them to vote.

What is a proxy?

        A proxy is a person you appoint to vote on your behalf. If you complete and return the enclosed proxy card, your shares will be voted by the proxies identified on the proxy card.

By completing and returning this proxy card, who am I designating as my proxy?

        You will be designating Clay W. Hamlin, III, our Chief Executive Officer, and Randall M. Griffin, our President and Chief Operating Officer, as your proxies. They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

How will my proxy vote my shares?

        Your proxy will vote according to the instructions on your proxy card. If you complete and return your proxy card but do not indicate your vote on business matters, your proxy will vote "FOR" Proposal 1. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Annual Meeting.

How do I vote using my proxy card?

        Simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

How do I revoke my proxy?

        You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

    •
    Notifying our Secretary, John H. Gurley, in writing at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045, that you are revoking your proxy;

    •
    Executing a later dated proxy card; or

    •
    Attending and voting by ballot at the Annual Meeting.

Who will count the votes?

        An officer of Corporate Office Properties Trust will act as the inspector of election and will count the votes.

What constitutes a quorum?

        As of March 24, 2003, Corporate Office Properties Trust had 23,761,624 common shares outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you withhold your vote. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after March 24, 2003 until a quorum is present.

How will my vote be counted?

        With respect to Proposal 1, the election of Trustees, votes may be cast in favor of or withheld from one or all nominees. Votes that are withheld will not be included in the vote.

What percentage of our common shares do the Trustees and executive officers own?

        Our Trustees and executive officers owned approximately 27.3% of our beneficially owned common shares as of March 24, 2003. (See the discussion under the heading "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners" for more details.)

What vote is required to elect Trustees?

        Trustees are elected by a plurality of the votes, which means that the nominees with the most votes are elected.

What vote is required on other matters?

        A majority of the votes cast at a meeting of shareholders is required to approve any other matter unless a greater vote is required by law or by the Declaration of Trust. An abstention on such matters will have the same effect as a vote against. Where brokers are prohibited from exercising discretionary authority in voting for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), these shares will not be included in the votes cast but will be counted in determining if there is a quorum at the meeting.

Who is soliciting my proxy, how is it being solicited and who pays the cost?

        Our Board of Trustees is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Wells Fargo Bank Minnesota, N.A., our transfer agent, will be assisting us for a fee of approximately $1,000, plus out-of-pocket expenses. We pay the cost of soliciting proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

When are shareholder proposals and Trustee nominations for our 2004 Annual Meeting due?

        In accordance with our bylaws, notice relating to nominations for Trustees or proposed business to be considered at the 2004 Annual Meeting must be given no earlier than February 14, 2004 and no later than March 15, 2004. These requirements do not affect the deadline for submitting shareholder proposals for inclusion in the proxy statement (discussed in the question and answer below), nor do they apply to questions a shareholder may wish to ask at the meeting.

When are shareholder proposals intended to be included in the proxy statement for the 2004 Annual Meeting due?

        Shareholders who wish to include proposals in the proxy statement must submit such proposals in accordance with regulations adopted by the Securities and Exchange Commission. Shareholder proposals for the 2004 Annual Meeting must be submitted in writing by December 2, 2003 to John H. Gurley, Senior Vice President, General Counsel and Secretary, at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045. You should submit any proposal by a method that permits you to prove the date of delivery to us.

Proposal 1—Election of Trustees

        The terms of our three Class II Trustees expire upon the election of their successors at the Annual Meeting. Corporate Office Properties Trust, through the Nominating Committee of the Board of Trustees, has nominated Thomas F. Brady, Steven D. Kesler and Kenneth D. Wethe for election as Class II Trustees at the Annual Meeting. Each of these nominees has agreed to serve a three-year term if elected.

        Thomas F. Brady, age 53, has been one of our Trustees since January 2002. Mr. Brady has been Vice President-Corporate Strategy & Development at Constellation Energy Group, Inc. ("CEG") since 1999. In this role, Mr. Brady is responsible for setting corporate strategy and managing merger and acquisition activity. He also has direct responsibility for CEG's competitive energy services companies and its non-regulated ventures (international power, real estate and investments). CEG's competitive energy services is a division comprised of Constellation NewEnergy, Alliance Energy Services and Fellon-McCord Associates, Constellation Energy Source and BGE Home Products and Services. Between 1988 and 1998, Mr. Brady served in various capacities as a Vice President at Baltimore Gas and Electric Company. Mr. Brady also serves on the Board of Governors of The National Aquarium in Baltimore and as a Director of Baltimore County Leadership and Villa Julie College.

        Steven D. Kesler, age 51, has been one of our Trustees since September 1998. Mr. Kesler was the Chief Executive Officer and President of Constellation Investments, Inc., Constellation Real Estate Group, Inc. and Constellation Real Estate, Inc., wholly-owned indirect subsidiaries of CEG, through February 2003. In this role, Mr. Kesler managed a corporate investment entity, CEG's pension plan, CEG's nuclear decommissioning trust, a portfolio of real estate assets and a portfolio of assisted living assets. He also served as Vice Chairman, Chief Executive Officer and President of Constellation Health Services, Inc., a wholly-owned indirect subsidiary of CEG. Prior to joining CEG in 1984, Mr. Kesler was Controller of Westinghouse-Hittman Nuclear, Inc. and Manager of Budgets, Planning and Analysis with Maryland National Corporation.

        Kenneth D. Wethe, age 61, has been one of our Trustees since January 1990. Since 1990, Mr. Wethe has been the owner and principal officer of Wethe & Associates, a Dallas-based firm providing independent risk management, insurance and employee benefit services to school districts and governmental agencies. Mr. Wethe has over 25 years experience in the group insurance and employee benefits area.

        If any nominee is unable to stand for election, which we do not presently contemplate, the Board of Trustees may provide for a lesser number of Trustees or designate a substitute. In the latter event, shares represented by proxies will be voted for a substitute nominee.

        The Board of Trustees recommends a vote "FOR" each of the listed nominees in Proposal 1.

Our Board of Trustees

How is the Board of Trustees classified?

        Our Declaration of Trust provides for three classes of Trustees: Class I Trustees, Class II Trustees and Class III Trustees. You will elect successors to our Class II Trustees at the 2003 Annual Meeting of Shareholders. Our shareholders will elect successors to our Class III Trustees in 2004 and Class I Trustees in 2005. All Trustees will be elected for three-year terms.

Besides the three nominees for election, who are the other members of our Board of Trustees?

Name	Age	Office	Class
Jay H. Shidler	56	Chairman of the Board of Trustees	III
Clay W. Hamlin, III	58	Chief Executive Officer and Trustee	III
Betsy Z. Cohen	61	Trustee	I
Robert L. Denton	50	Trustee	I
Kenneth S. Sweet, Jr.	70	Trustee	III

        Jay H. Shidler has been Chairman of our Board of Trustees since October 1997. Mr. Shidler is the founder and Managing Partner of The Shidler Group, a real estate investment company. Mr. Shidler has over 35 years of experience in real estate investment and has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada totaling over $4 billion in aggregate value. Mr. Shidler is a founder and Chairman of the Board of Directors of First Industrial Realty Trust, Inc. Mr. Shidler is also a founder and member of the Board of Directors of Primus Guaranty, Ltd., a Bermuda holding company whose subsidiary is a AAA-rated financial products company.

        Clay W. Hamlin, III has been one of our Trustees and our Chief Executive Officer since October 1997. He was our President from October 1997 until September 1998. From May 1989 until joining us, Mr. Hamlin was the Managing Partner of The Shidler Group's Mid-Atlantic region, where he supervised the acquisition, management and leasing of over four million square feet of commercial property. He has been active in the real estate business for 25 years. Mr. Hamlin is also a founding shareholder of First Industrial Realty Trust, Inc.

        Betsy Z. Cohen has been one of our Trustees since May 1999. Mrs. Cohen has been Chairman, Chief Executive Officer and Trustee of RAIT Investment Trust, a real estate investment trust, since August 1997. She has also served as Chief Executive Officer of TheBancorp.com, Inc. since July 2000 and as a Director of The Maine Merchant Bank, LLC and Aetna, Inc. From December 1999 to March 2000, Mrs. Cohen also served as a Director of Hudson United Bancorp, a holding company that was the successor to JeffBanks, Inc., where she had been Chairman and Chief Executive Officer since its inception in 1981, and she was formerly Director of First Union Corp. of Virginia and its predecessor, Dominion Bankshares, Inc.

        Robert L. Denton has been one of our Trustees since May 1999. Mr. Denton joined The Shidler Group in 1994 and is currently a Managing Partner and the resident principal in its New York office. From 1991 to 1994, Mr. Denton was a Managing Director with Providence Capital, Inc., an investment-banking firm that he co-founded.

        Kenneth S. Sweet, Jr.    has been one of our Trustees since October 1997. Mr. Sweet is Chairman of GSA Management, LLC and Managing Director of GS Capital, LP, a venture capital and real estate partnership that he founded in 1991. In 1971, Mr. Sweet founded K.S. Sweet Associates, which specialized in real estate and venture capital investments. From 1957 to 1971 he was with The Fidelity Mutual Life Insurance Company. Mr. Sweet serves as a Director, Chairman of the Real Estate Committee and a member of the Finance Committee of Main Line Health and the Philadelphia Chapter of the Nature Conservancy. He also serves as Chairman of Bryn Mawr Hospital Foundation and Main Line Realty, a partnership between The Lankenau Foundation and Main Line Health.

How are the Trustees compensated?

  •
  Employee Trustees receive no compensation, other than their normal salary, for serving on the Board of Trustees or its committees.

  •
  Non-employee Trustees receive the following:

  •
  $20,000 annual retainer (increased from $15,000 beginning in 2003);

  •
  $1,000 per quarterly meeting;

  •
  $500 per other meeting;

  •
  Reimbursement for out-of-pocket expenses;

  •
  Eligibility to participate in our 1998 Long-Term Incentive Plan; and

  •
  Annual grants of options to purchase 5,000 common shares with an exercise price equal to the fair market value of the common shares on the date of grant. These options are exercisable beginning one year from the date of grant and expire ten years after the date of grant.

How are our Trustees nominated?

        The Nominating Committee of the Board of Trustees is responsible for recommending nominations to the Board of Trustees and shareholders. In addition, our bylaws include procedures regarding shareholder nomination of Trustees, as previously described in this proxy statement.

What are the current committees of our Board of Trustees?

        The Board of Trustees currently has four committees. The committees on which Trustees serve and the number of meetings held during 2002 are set forth below.

Board Member	Audit	Investment	Compensation	Nominating

Jay H. Shidler		X		X

Betsy Z. Cohen	X

Thomas F. Brady			X

Robert L. Denton	X

Clay W. Hamlin				X

Steven D. Kesler		X

Kenneth S. Sweet, Jr.		X	X

Kenneth D. Wethe	X	X

Meetings Held in 2002	8	6	6	1

During 2002, the Board of Trustees held four quarterly meetings and one special meeting.

        Audit Committee—This committee reviews our accounting, financial reporting and internal control functions and recommends the annual appointment of our independent accountants and reviews their services. All members are independent non-employee Trustees.

        Investment Committee—This committee approves all of our real estate investments and acquisitions. Investments of greater than $25 million must also be approved by the full Board of Trustees.

        Compensation Committee—This committee administers executive compensation programs, policies and practices. The committee also recommends senior management compensation to the Board of

Trustees and administers our executive incentive plans. All members are independent non-employee Trustees.

        Nominating Committee—This committee considers and recommends nominees for election as Trustees and officers.

Our Executive Officers

        Below is information with respect to our executive officers who are not Trustees.

        Randall M. Griffin, age 58, has been our President and Chief Operating Officer since September 1998. Mr. Griffin previously served as President of Constellation Real Estate Group, Inc. and Constellation Real Estate, Inc. from June 1993 until September 1998. From 1990 through March 1993, Mr. Griffin worked as Vice President-Development for EuroDisney Development in Paris, France. From 1976 to 1990, Mr. Griffin served for Linclay Corporation, a St. Louis based real estate development, management and investment company, most recently as Executive Vice President and Chief Operating Officer. He serves as Chairman of the Board of Governors of The National Aquarium in Baltimore. He is Vice Chairman of the Maryland Economic Development Commission and serves on its Executive Committee. He also serves on the Board of Trustees of the Greater Washington Initiative.

        Roger A. Waesche, Jr., age 49, has been our Senior Vice President since September 1998 and our Chief Financial Officer since March 1999. Prior to joining us, Mr. Waesche served as Senior Vice President for Constellation Real Estate, Inc., where he was responsible for all financial operations, including treasury, accounting, budgeting and financial planning. Mr. Waesche also had primary responsibility for Constellation Real Estate, Inc.'s asset investment and disposition activities. Prior to joining Constellation Real Estate, Inc. in 1984, Mr. Waesche was a practicing Certified Public Accountant with Coopers & Lybrand.

        John H. Gurley, age 64, has been our Secretary, Senior Vice President and General Counsel since September 1998. Prior to joining us, Mr. Gurley served as Vice President and General Counsel of Constellation Real Estate, Inc. Prior to joining Constellation Real Estate, Inc. in 1987, Mr. Gurley spent 17 years with The Rouse Company, where he served for eight years as Assistant General Counsel. Before that he worked in private practice for five years with Semmes, Bowen & Semmes, where he provided a broad spectrum of real estate related services to various clients.

        Michael D. Kaiser, age 51, has been President of Corporate Realty Management, LLC ("CRM") since April 1996 and President of Corporate Management Services, LLC, an indirect subsidiary of ours, since January 2000. Prior to joining CRM, Mr. Kaiser served as Vice President of Asset Management of Constellation Realty Management, LLC. He has more than 25 years of real estate experience, including a background in development, leasing and management of real estate projects in the Baltimore- Washington area. He serves on the Board of Directors of the Baltimore Chapter of the Building Owners and Managers Association.

        Dwight S. Taylor, age 58, has been President of Corporate Development Services, LLC ("CDS") since September 1999, previously serving as Senior Vice President since joining CDS in September 1998. Mr. Taylor has more than 26 years of real estate experience, including 14 years with Constellation Real Estate, Inc. and four years with The Rouse Company prior to joining CDS. From 1977 to 1981, Mr. Taylor was Senior Vice President of the Baltimore Economic Development Corporation. He currently serves as President of the Maryland Chapter and is on the national board of the National Association of Industrial and Office Properties. He served as Chairman of the Associated Black Charities from 1989 to 1991. He also serves on the Board of Directors of Micros Systems, Inc.

Report of the Compensation Committee

Overview

        The Compensation Committee of Corporate Office Properties Trust's Board of Trustees (the "Compensation Committee") is comprised of the two non-employee Trustees named below. The Committee regularly reviews executive compensation levels and policies and makes recommendations to the Board of Trustees regarding these compensation levels and policies.

Philosophy of Executive Compensation

        The Company's executive compensation philosophy is to align compensation levels of the Chief Executive Officer and other executives with the long-term interests of the Company's shareholders. The compensation philosophy is designed to motivate executives to focus on operating results and create long-term shareholder value by:

  •
  Establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other Real Estate Investment Trusts ("REITs"). The REITs in this peer group generally include office REITs and REITs with a comparable market capitalization;

  •
  Linking a portion of executives' compensation with the achievement of the Company's business plan by using measurements of the Company's operating results and shareholder return; and

  •
  Building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's income tax return to compensation of $1 million for certain executive officers unless, in general, the compensation is paid pursuant to a plan that is performance-related, nondiscretionary and has been approved by the Company's shareholders. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company's executives with appropriate rewards for their performance.

Types of Compensation

        The executive compensation plan has been structured to provide short and long-term incentives for executive performance that promote continuing improvements in the Company's financial results and returns to shareholders. The elements of the Company's executive compensation are primarily comprised of the following, with all three elements designed to complement each other in satisfying the ultimate goal of creating long-term shareholder value:

  •
  Base salaries. Base salaries are paid for ongoing performance throughout the year.

  •
  Annual incentive awards. The Company's philosophy of awarding annual incentive awards (cash bonuses) is designed to relate executive pay to Company and business unit performance. At the beginning of each year, the Compensation Committee establishes defined bonus levels for different thresholds of Company and business unit performance, all determined by defined measures. Actual bonuses are determined once the outcome of these defined measures is known. The Committee's process for determining the amount of these awards is discussed in greater detail below.

  •
  Long-term incentive awards. Long-term incentive awards are designed to link executive compensation to the Company's long-term common share performance. Since these awards typically vest over a period of time, such awards also encourage the executives to remain with the Company. Long-term incentive awards typically take the following forms:

    •
    Common shares subject to forfeiture restrictions. The Company issued a total of 484,375 of these shares in 1999 and 2000 to all of the executive officers except the Company's Chief Executive Officer. The forfeiture restrictions of specified percentages of these shares lapse annually throughout their respective terms (running through 2004 to 2006) as the executives remains employed by the Company; the lapsing of forfeiture restrictions was also dependent on the Company's attainment of defined targets for funds from operations (a measurement used by equity REITs to evaluate financial performance) and shareholder return, and all such targets were fully met by 2002. In 2001, the Company also issued to an executive 23,000 in common shares subject to forfeiture restrictions that lapse annually from 2003 to 2005 as the executive remains employed by the Company.

    •
    Common share options. The Company periodically grants executives common share options. These options vest over a defined period of time as the executive remains employed by the Company. The vesting schedules for option grants vary, with some grants vesting immediately, some grants vesting in defined increments annually over a defined period and some grants vesting 100% once a longer defined period of time has lapsed.

Processes for Determining Executive Compensation

        In order to implement the Company's compensation philosophy, the Compensation Committee exercises its independent discretion in reviewing and recommending executive compensation to the Board of Trustees. Each year, the Committee uses an external consultant to obtain executive compensation information for a peer group of REITs. Facets of this information pertaining to each executive position that are of particular interest to the Committee include the following: (1) compensation levels in total and by element of compensation; (2) percentage of total compensation derived from compensation categories; and (3) value of company equity (common shares, common share equivalents and common share options) owned. The Committee compares each executive's compensation to the median levels for the comparable position within the peer group and generally uses these median levels as a guideline for establishing executive compensation recommendations.

        In 2002, executive annual base salaries were established effective in July. Each executive was evaluated for his individual performance and contribution to the success of the Company and, where applicable, his business unit. In arriving at a recommendation for an executive's base salary, the Compensation Committee generally viewed the median base salary level for the comparable position in the REIT peer group as the appropriate salary for an executive who achieved the goals and objectives of his position in the opinion of the Committee. To the extent an executive's performance was deemed to exceed the goals and objectives of his position, the Committee recommended a base salary that was in a higher percentile of the REIT peer group. In determining salary recommendations, the Committee also considered the value of the executive's equity ownership in the Company. Since the Company's Chief Executive Officer, Clay W. Hamlin, III, has a substantial equity ownership in the Company, his 2002 base salary was below the median for that position in the REIT peer group.

        The Compensation Committee used REIT peer group bonus information, along with a summary of the objectives for the Company and certain of its business units in 2002, to establish defined annual incentive awards (cash bonuses) based on different thresholds of performance, as determined by defined measures. The Committee used the median bonus level for executive positions in the REIT peer group as a guideline for determining an executive's bonus when the Company and the executive's business unit met target performance levels. The Committee also established a bonus level of up to 150% of the target performance bonus for when higher performance levels were met and a lower bonus level for when lower performance levels were met (bonuses are generally not paid if a defined threshold performance level is not met). The measures used in defining Company performance objectives for determining bonuses were funds from operations and adjusted funds from operations (both of which are measurements used by equity REITs to evaluate financial performance). The measures used in defining business unit performance were tailored to apply to the nature of the business units' operations; examples of these measures include value of acquisitions, property occupancy and results of tenant service surveys. The bonus of the Chief Operating Officer was determined entirely based on the Company performance measures described above. The bonuses of the other executives were partially determined by the Company performance measures described above and partially determined by the measures applicable to those executives' business units. Actual bonuses were determined once the outcome of defined measures was known. For certain executives, the Committee recommended bonuses that exceeded the amounts derived from the process described above in recognition of those executives' exceptional performance in the opinion of the Committee. Due to the Chief Executive Officer's substantial equity ownership in the Company, the Committee recommended that he not receive a cash bonus.

        The Compensation Committee periodically recommends long-term incentive awards for executives. The Committee uses REIT peer group information to assist in determining levels of executive long-term incentive awards by using median compensation levels for the peer group as a guideline. The Committee's decision to recommend long-term incentive awards is also influenced by the executive's performance and the value of equity ownership the executive has in the Company. During 2002, common share options were granted to certain of the executive officers to recognize those executives' strong performance in the opinion of the Committee.

Chief Executive Compensation

        Clay W. Hamlin, III served as the Company's Chief Executive Officer during 2002. The compensation awarded to Mr. Hamlin consisted primarily of base salary. The Compensation Committee considers the value of executives' equity ownership in the Company in determining those executives base salary levels; since Mr. Hamlin has a substantial equity ownership in the Company, his base salary was set below the median in the REIT peer group for that position. In recognition of his contributions to the Company's success, the Committee recommended and the Board of Trustees approved an increase in Mr. Hamlin's annual salary from $100,000 to $311,119 in 2002. Mr. Hamlin did not receive a bonus or grant of common shares or common share options due to his substantial equity interest in the Company, as shown in the section entitled "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners."

        This report is provided by the following Trustees, who constitute the Compensation Committee.

COMPENSATION COMMITTEE

Thomas F. Brady, Chairman Kenneth S. Sweet, Jr.

Report of the Audit Committee

        The Audit Committee of Corporate Office Properties Trust's Board of Trustees (the "Audit Committee") is comprised of the three Trustees named below. Each of these Trustees meets the independence and experience requirements of the New York Stock Exchange. The Audit Committee adopted and, in May 2000, the Board of Trustees approved a written charter outlining the Audit Committee's practices. The Committee re-affirmed the charter in May 2002.

        Management is responsible for the Company's financial statements, financial reporting process and internal financial controls. The independent auditors are responsible for performing an independent audit in accordance with generally accepted auditing standards and for issuing an opinion as to the conformity of the Company's annual financial statements to generally accepted accounting principles. The role of the Audit Committee is to oversee these activities.

        The Audit Committee met quarterly with the Company's accounting and financial management team, general counsel and independent auditors. The Audit Committee also met with the Company's accounting and financial management team and independent auditors to review the Company's annual and quarterly consolidated financial statements prior to the Company's filing of such financial statements with the Securities and Exchange Commission.

        Management has represented to the Audit Committee that the Company's consolidated financial statements for the year ended December 31, 2002 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61, which addresses communication between audit committees and independent auditors. The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, which addresses independence discussions between auditors and audit committees. The Audit Committee also held discussions with the independent auditors regarding their independence from the Company and its management and considered whether the independent auditor's provision of non-audit services provided to the Company during 2002 was compatible with maintaining the auditor's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the Company's audited consolidated financial statements be included in the Company's 2002 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. This report is provided by the following independent Trustees, who constitute the Audit Committee.

AUDIT COMMITTEE

Kenneth D. Wethe, Chairman Betsy Z. Cohen Robert L. Denton

Fees Billed for Services Rendered by Principal Accountant

        For the year ended December 31, 2002, PricewaterhouseCoopers LLP, our independent auditors and principal accountant, billed the approximate fees and expenses set forth below:

Fees for audit of consolidated financial statements and reviews of quarterly consolidated financial statements	$174,515
Fees for tax compliance and consulting services	52,955
Fees for services to issue a comfort letter for filings associated with our common share offering	51,200
Fees for audit of financial statements of acquired property	18,636
Fees for audit of financial statements of our Employee Retirement Savings Plan	12,563
Fees for other services	6,000

Common Shares Performance Graph

        The graph and the table set forth below assume $100 was invested on December 31, 1997 in the common shares of the predecessor corporation to Corporate Office Properties Trust and continued to be invested in Corporate Office Properties Trust after its reformation as a Maryland trust in March 1998. The graph and the table compare the cumulative return (assuming reinvestment of dividends) of this investment with a $100 investment at that time in the S&P 500 Index or the Equity Index of the National Association of Real Estate Investment Trusts ("NAREIT").

	Value at December 31,
	1997	1998	1999	2000	2001	2002
Corporate Office Properties Trust common shares	$100.00	$76.82	$90.81	$128.86	$166.21	$209.07
S&P 500	100.00	128.58	155.63	141.46	124.65	97.10
NAREIT Equity Index	100.00	82.50	78.69	99.43	113.29	117.61

Share Ownership of our Trustees,
Executive Officers and 5% Beneficial Owners

        The following table shows certain information as of March 24, 2003 regarding the beneficial ownership (unless otherwise noted) of our common shares by each Trustee, each nominee for election as Trustee, each executive officer, all Trustees and executive officers as a group and each person known to us to be the beneficial owner of more than five percent of our outstanding common shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Each party named in the table below has sole voting and investment power with respect to the securities listed opposite such party's name, except as otherwise noted.

	Common Shares Beneficially Owned(1)	Percent of All Common Shares Beneficially Owned(2)	Options Exercisable within 60 days of March 24, 2003
United Properties Group, Inc.(3)	2,420,672	9.2	—
Barony Trust Limited(4)	2,049,345	8.2	—
Security Capital Research & Management Inc.(5)	1,791,988	7.5	—
The Mutuelles AXA(6)	1,315,900	5.5	—
Jay H. Shidler(7)	3,775,817	13.9	15,000
Clay W. Hamlin, III(8)	4,288,830	15.3	427,500
Thomas F. Brady	5,000	*	5,000
Betsy Z. Cohen	22,000	*	20,000
Robert L. Denton(9)	454,910	1.9	20,000
Steven D. Kesler	20,539	*	20,000
Kenneth S. Sweet, Jr.	66,265	*	27,500
Kenneth D. Wethe	32,967	*	32,500
Randall M. Griffin	790,093	3.3	473,068
Roger A. Waesche, Jr.	238,292	*	129,167
John H. Gurley	91,000	*	81,364
Michael D. Kaiser	81,667	*	31,667
Dwight S. Taylor	91,850	*	47,500
All Trustees and Executive Officers as a Group (13 persons)	9,959,230	27.3%	1,330,266
* Represents less than one percent.

(1)
Assumes that all units of our operating partnership are exchanged for common shares and assumes we elect to issue common shares rather than pay cash upon exchange of partnership units. Also assumes the conversion of preferred shares that are convertible into our common shares and includes common shares issuable under options exercisable within 60 days of March 24, 2003.

(2)
Common shares issuable upon the conversion of units in our operating partnership and the exercise of stock options exercisable currently or within 60 days of March 24, 2003 are deemed outstanding and to be beneficially owned by the person holding such units or options for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
United Properties Group, Inc.'s common shares beneficially owned include preferred units in our operating partnership that are convertible into 2,420,672 common units in our operating partnership. United Properties Group, Inc. is located at 200 Old Hook Road, Harrington Park, New Jersey 07640.

(4)
Barony Trust Limited's common shares beneficially owned include preferred shares that are convertible into 1,196,800 common shares. Barony Trust Limited is located at 7 Athol Street, Douglas, Isle of Mann, British Isles IM 1 1LD.

(5)
Security Capital Research & Management Incorporated ("SCR&M") has shared voting and investment power for the common shares it owns. SCR&M is located at 11 South LaSalle Street, 2nd Floor, Chicago, Illinois 60603. The information in this note was derived from a Schedule 13G filed with the Securities and Exchange Commission by SCR&M on February 13, 2003.

(6)
The Mutuelles AXA consists of AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle ("AXA Courtage"). The Mutuelles AXA, as a group, control AXA, which is the parent holding company of AXA Rosenberg Investment Management LLC, which has sole voting power with respect to 453,100 shares and shared investment power with respect to 707,000 shares. AXA also is the corporate parent of AXA Financial, Inc., the parent holding company of Alliance Capital Management L.P., an investment advisor registered under the Investment Advisors Act of 1940 that has sole voting power with respect to 754,300 shares, shared voting power with respect to 305,100 shares and sole investment power with respect to 608,900 shares. The address of the Mutuelles AXA other than AXA Courtage is 370, rue Saint Honore, 75001 Paris, France. The address of AXA Courtage is 26, rue Louis le Grande, 75002 Paris, France. The address of AXA is 25, avenue Matignon, 75008 Paris, France. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104. The information in this note is derived from a Schedule 13G filed with the Securities and Exchange Commission by the Mutuelles AXA, AXA and AXA Financial, Inc. on February 14, 2003. Each of the Mutuelles AXA, as a group, and AXA declared that the filing of the Schedule 13G shall not be construed as an admission that it is, for purposes of Section 13(d) of the Securities Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule 13G.

(7)
Jay H. Shidler's common shares beneficially owned include 3,448,317 common units in our operating partnership exchangeable for common shares. Mr. Shidler's address is 810 Richards Street, Suite 1000, Honolulu, Hawaii 96813.

(8)
Clay W. Hamlin, III's common shares beneficially owned include 3,851,330 common units in our operating partnership exchangeable for common shares. Mr. Hamlin's address is 401 City Avenue, Suite 615, Bala Cynwyd, Pennsylvania 19004.

(9)
Robert L. Denton's common shares beneficially owned include 434,910 common units in our operating partnership exchangeable for common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the Securities and Exchange Commission require that we disclose late filings of initial reports of share ownership and reports of changes in share ownership by our Trustees, officers and greater than 10% shareholders. Our Trustees, officers and greater than 10% shareholders are required by those rules to furnish us with copies of the reports of share ownership (and changes in share ownership) they file with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us and other information provided by these parties, we believe that during the year ended December 31, 2002, our Trustees, officers and greater than 10% shareholders filed all required reports on a timely basis.

Summary Compensation Table

        The table below provides information about the annual compensation of our Chief Executive Officer and our other four most highly compensated executive officers during 2002.

		Annual Compensation ($)				Long-Term Compensation Awards
Name and Position	Year	Salary	Bonus(1)		Other Annual Compensation(2)	Restricted Share Awards ($)(3)		Securities Underlying Options	Other Compensation ($)(4)
Clay W. Hamlin, III Chief Executive Officer	2002 2001 2000	$197,440 100,000 103,462	$	— — —	$23,440 13,108 28,776	$	— — —	— — 225,000	$6,949 6,373 7,643
Randall M. Griffin President and Chief Operating Officer	2002 2001 2000	398,959 366,353 350,190		485,000 240,000 131,438	87,150 182,399 103,653		— — 97,565	168,068 50,000 105,000	11,838 10,142 9,291
Roger A. Waesche, Jr. Senior Vice President and Chief Financial Officer	2002 2001 2000	251,539 218,462 186,547		195,000 160,781 58,203	28,952 48,201 27,914		— 233,450 —	50,000 — 155,000	7,733 7,363 5,452
Michael D. Kaiser President of Corporate Realty Management, LLC	2002 2001 2000	155,046 147,677 141,235		90,000 55,200 44,550	28,538 29,823 16,897		— — —	35,000 — 20,000	5,777 5,017 3,919
Dwight S. Taylor President of Corporate Development Services, LLC	2002 2001 2000	192,507 174,240 156,923		85,000 63,338 40,994	30,481 27,948 17,003		— — —	— 75,000 20,000	5,269 5,250 6,202

(1)
Cash bonuses paid for 2001 and 2000 reflect reductions equal to the amount of dividends paid on certain common shares subject to forfeiture restrictions.

(2)
Includes income tax payments associated with the lapsing of forfeiture restrictions on common share grants as follows: Mr. Griffin: $76,672 in 2002, $173,584 in 2001 and $93,164 in 2000; Mr. Waesche: $19,169 in 2002, $43,396 in 2001 and $23,290 in 2000; Mr. Kaiser: $26,288 in 2002, $27,773 in 2001 and $14,906 in 2000; and Mr. Taylor: $23,003 in 2002, $24,304 in 2001 and $13,043 in 2000. Also includes taxable auto allowances and personal financial and tax preparation fees paid by the Company on behalf of the officers.

(3)
Represents the value of grants of common shares that were made under our 1998 Long-Term Incentive Plan based on the closing market price of our common shares on the date of grant. The common share awards are subject to forfeiture restrictions that lapse annually as the employee remains employed by us. The forfeiture restrictions on Mr. Griffin's common share grants in 2000 lapse as follows: 15% in 2000, 15% in 2001, 7% in 2002, 15% in 2003, 15% in 2004, 16% in 2005 and 17% in 2006. The forfeiture restrictions on Mr. Waesche's common share grants in 2001 lapse annually in 1/3rd increments from 2003 through 2005. Holders of shares subject to forfeiture restrictions have the right to vote and receive dividends on the shares. As of December 31, 2002, the total holdings of common shares granted that were still subject to forfeiture restrictions and the market value of such holdings (based on the closing price per common share as reported on the New York Stock Exchange of $14.03) were as follows: Mr. Griffin: 218,757 shares ($3,069,161); Mr. Waesche: 77,688 shares ($1,089,963); Mr. Kaiser: 35,000 shares ($491,050); and Mr. Taylor: 30,626 shares ($429,683).

(4)
Includes Company matching of officers' contributions to the Employee Retirement Savings Plan.

Employment Agreements

        We have an employment agreement with Clay W. Hamlin, III currently in effect through December 31, 2003 with continuous and self-renewing one-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Hamlin's current base salary is $311,119 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling up to $22,900 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for the following severance package in the event of his termination by us without cause or by Mr. Hamlin based upon constructive termination: (1) payment equal to his base annual salary multiplied by two; (2) payment equal to the average of his two most recent annual incentive awards multiplied by two; and (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination. The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination; and (4) reimbursement for any parachute excise taxes. Under the employment agreement, he is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

        We have an employment agreement with Randall M. Griffin for a six-year term commencing July 1, 2002 with continuous and self-renewing one-year terms after the basic term without further action unless terminated by either party on one day's prior notice. Under the agreement, Mr. Griffin's current base salary is $415,000 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling up to $21,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for the following severance package in the event of his termination by us without cause or by Mr. Griffin based upon constructive termination: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination. The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by the greater of the number of years remaining in his contract or three years; (2) payment equal to the average of his three most recent annual incentive awards multiplied by the greater of the number of years remaining in his contract or three years; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; (4) reimbursement for any parachute excise taxes; and (5) full vesting of previously unvested share options and restricted shares (whether or not employment is terminated), with the right to exercise options as far as 18 months following termination. Under the employment agreement, he is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

        We have an employment agreement with Roger A. Waesche, Jr. for a six-year term commencing July 1, 2002 with continuous and self-renewing one-year terms after the basic term without further action unless terminated by either party on at least six months prior notice. The agreement provides for a post-termination salary continuance of one year's base salary in the event that the agreement is not renewed. Under the agreement, Mr. Waesche's current base salary is $265,000 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling up to $17,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for the following severance package in the event of his termination by us without cause or by Mr. Waesche based upon constructive termination: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination. The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; (4) reimbursement for any parachute excise taxes; and (5) full vesting of previously unvested share options and restricted shares (whether or not employment is terminated), with the right to exercise options as far as 18 months following termination. Under the employment agreement, he is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

        We have an employment agreement with Dwight S. Taylor for a three-year term commencing September 15, 1999 with continuous and self-renewing three-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Taylor's current base salary is $200,000 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling up to $14,200 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for the following severance package in the event of his termination by us without cause or by Mr. Taylor based upon constructive termination: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination. The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; (4) reimbursement for any parachute excise taxes; and (5) full vesting of previously unvested share options and restricted shares (whether or not employment is terminated), with the right to exercise options as far as 18 months following termination. Under the employment agreement, he is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

        We have an employment agreement with Michael D. Kaiser for a three-year term commencing September 15, 1999 with continuous and self-renewing three-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Kaiser's current base salary is $160,000 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling up to $13,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for the following severance package in the event of his disability or termination by us without cause or by Mr. Kaiser based upon constructive termination: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months unless such benefits are available to him through other employment after termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination. The agreement also provides for the following in the event of a change of control of Corporate Office Properties Trust: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual incentive awards multiplied by three; (3) perquisites and benefits for 24 months unless such benefits are available to him through other employment after termination; (4) reimbursement for any parachute excise taxes; and (5) full vesting of previously unvested share options and restricted shares (whether or not employment is terminated), with the right to exercise options as far as 18 months following termination. Under the employment agreement, he is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

Option Grants in Last Fiscal Year

        The table below provides information regarding options granted during 2002 to the executive officers listed on the Summary Compensation Table previously set forth.

Name	Number of Common Shares Underlying Options Granted (1)	Percentage of Total Options Granted to Employees	Weighted Average Exercise Price Per Common Share	Expiration Date	Grant Date Present Value(2)
Clay W. Hamlin, III	—	—	$—	—	$—
Randall M. Griffin	168,068	20.5	12.45	3/7/12	194,959
Roger A. Waesche, Jr.	50,000	6.1	12.45	3/7/12	58,000
Michael D. Kaiser	35,000	4.3	12.45	3/7/12	40,600
Dwight S. Taylor	—	—	—	—	—

(1)
The options granted to Mr. Griffin in 2002 were 100% exercisable upon grant. The options granted to Mr. Waesche and Mr. Kaiser in 2002 vest in 1/3rd increments beginning on March 7, 2003, and annually thereafter.

(2)
We chose to use the Black-Scholes option-pricing model to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. The following assumptions were made for purposes of calculating the grant date present value: an expected life of 4.25 years, volatility of 24.46%, a dividend yield of 7.9% and a risk-free interest rate of 4.41%.

Year End Option Value

        The table below provides information about the value realized on share options exercised during 2002 for executive officers listed on the Summary Compensation Table previously set forth. The table also provides information on unexercised share options at the end of 2002 for these officers. Value is calculated using the difference between the option exercise price and the common share price, as reported by the New York Stock Exchange on the date of exercise or at December 31, 2002, multiplied by the number of common shares underlying the options.

			No. of Shares Underlying Unexercised Options at December 31, 2002		Value of Unexercised in-the-money Options at December 31, 2002
Name	Shares Acquired on Exercise	Value Realized on Exercise
			Exercisable	Unexercisable	Exercisable	Unexercisable
Clay W. Hamlin, III	—	$—	427,500	—	$2,413,225	$—
Randall M. Griffin	—	—	458,068	365,000	1,712,372	2,294,075
Roger A. Waesche, Jr.	—	—	105,000	182,500	538,463	662,038
Michael D. Kaiser	27,500	128,462	20,000	35,000	128,100	55,300
Dwight S. Taylor	—	—	42,500	80,000	227,525	341,775

	27,500	$128,462	1,053,068	662,500	$5,019,685	$3,353,188

Equity Compensation Plan Information

        The table below provides information as of December 31, 2002 regarding our compensation plans under which equity securities are authorized for issuance to employees or non-employees in exchange for consideration in the form of goods and services.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders	3,305,543	$9.69	826,834	(1)
Equity compensation plans not approved by security holders	—	N/A	—

Total	3,305,543	$9.69	826,834

(1)
Includes 464,763 awards remaining to be issued under our 1998 Long Term Incentive Plan; total awards issuable under this plan are computed based on 13% of the total of (i) our Common Shares outstanding plus (ii) the number of Common Shares which would be outstanding upon redemption of all units in our Operating Partnership or other securities which are convertible into Common Shares (subject to adjustment to prevent antidilution or enlargement of the rights of plan participants). Also includes 362,071 Common Shares issued as of December 31, 2002 that were subject to unlapsed forfeiture restrictions.

Certain Transactions

        In 2002, we acquired two parcels of land for $4,591,000 from affiliates of Constellation Real Estate, Inc. ("Constellation"), who at the time of the first purchase, owned 43% of our common shares and had the right to designate nominees for two of the eight positions on our Board of Trustees. In March 2002, Constellation sold all of its security holdings in Corporate Office Properties Trust, thereby extinguishing its right to nominate members for election to our Board of Trustees. Constellation's nominated members continue to serve on our Board of Trustees and were nominated for election to new three-year terms.

        In 2002, we acquired an 11% investment interest in a real estate partnership from Clay W. Hamlin, III for $124,000, bringing our ownership in that entity to 100%.

        We recognized revenue of $56,000 in 2002 on office space leased to Constellation.

        During 2002, we sold two parcels of land to first cousins of Clay W. Hamlin, III, for $2,800,000; we realized gains totaling $887,000 on these sales. The terms of these land parcel sales were determined as a result of arms-length negotiations. In management's opinion, the resulting sale prices reflected fair value for the properties based on management's knowledge of and experience in the respective real estate markets.

Independent Auditors

        PricewaterhouseCoopers LLP audited our financial statements for the year ended December 31, 2002. The Audit Committee of our Board of Trustees has selected PricewaterhouseCoopers LLP as our auditors for 2003. We expect one of its representatives to be present at the Annual Meeting. The representative will have an opportunity to make a statement, if they desire to do so, and to answer questions.

Annual Report on Form 10-K

        We will provide without charge to each person solicited by this proxy statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission. You must make this request in writing to the Vice President-Investor Relations, at ir@copt.com or 8815 Centre Park Drive, Suite 400, Columbia, MD 21045.

CORPORATE OFFICE PROPERTIES TRUST

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 15, 2003
10:00 a.m.

The World Trade Center Baltimore
401 East Pratt Street
Baltimore, Maryland

Corporate Office Properties Trust 8815 Centre Park Drive, Suite 400 Columbia, MD 21045-2272	proxy

This proxy is solicited by the Board of Trustees for use at the Annual Meeting on May 15, 2003.

The common shares you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing the proxy, you revoke all prior proxies and appoint Clay W. Hamlin, III and Randall M. Griffin, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to Corporate Office Properties Trust, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

- Please detach here -

The Board of Trustees Recommends a Vote FOR Item 1.

1.	Election of Trustees:	01 Thomas F. Brady 02 Steven D. Kesler 03 Kenneth D. Wethe	☐	Vote FOR the nominees (except as marked)	☐	Vote WITHHELD from the nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark Box	☐
Indicate changes below:		Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

PROXY STATEMENT
CONTENTS
General Information
Proposal 1—Election of Trustees
Our Board of Trustees
Our Executive Officers
Report of the Compensation Committee
Report of the Audit Committee
Fees Billed for Services Rendered by Principal Accountant
Common Shares Performance Graph
Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners
Section 16(a) Beneficial Ownership Reporting Compliance
Summary Compensation Table
Employment Agreements
Option Grants in Last Fiscal Year
Year End Option Value
Equity Compensation Plan Information
Certain Transactions
Independent Auditors
Annual Report on Form 10-K